Exhibit 10(d)

                                    AGREEMENT

         THIS AGREEMENT ("Agreement") made the 10th day of January, 2008 between CORNERSTONE BANK, a New Jersey business corporation (the "Bank"), and
GEORGE W. MATTEO, JR., an individual (the "Executive").

WITNESSETH:

         WHEREAS, Bank has employed Executive as its President and Chief Executive Officer since March 6, 2006; and

         WHEREAS, Bank and the Executive desire to enter in an agreement regarding, among other things, the employment of and services to be rendered by the Executive.

AGREEMENT:

         NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

                  1. Employment. The Executive is hereby employed on the terms and conditions set forth in this Agreement.

                  2. Duties of Executive. The Executive shall perform and discharge well and faithfully such duties as an executive officer of Bank as may be assigned to the Executive from time to time by the Board of Directors of the Bank. The Executive shall be employed as Chairman and Chief Executive Officer of the Bank, shall be a member of the Office of the Chairman, and such other management committees as the Executive may choose, and shall hold such other titles as may be given to him from time to time by the Board of Directors of the Bank. The Executive shall devote his full time, attention and energies to the business of the Bank and shall not, during the Employment Period (as defined in Section 3 hereof), be employed or involved in any other business activity, whether or not such activity is pursued for gain, profit or other pecuniary advantage; provided, however, that this Section 2 shall not be construed as preventing the Executive from (a) investing the Executive's personal assets, (b) acting as a member of the Board of Directors of any other corporation or as "a member of the Board of Trustees of any other organization, or (c) being involved in any other substantial activity with the prior written approval of the Board of Directors.

                  3. Term of Employment. The Executive's employment under this Agreement shall be for a period (the "Employment Period") commencing on the date of this Agreement and ending on March 31, 2009, provided that on the first and each subsequent annual anniversary date of the termination or ending date of this Agreement, and unless a party has given the other party written notice at least sixty (60) days prior to such anniversary date that such party does not agree to renew this Agreement, the term of this Agreement and the Employment Period shall be deemed renewed for a tenn ending one (1) year subsequent to such anniversary date, unless sooner terminated in accordance with this Section 5 hereof or one of the following provisions:

                           (a) The Executive's employment under this Agreement
may be terminated at any time during the Employment Period for "Cause" (as herein defined), by action of the Board of Directors of the Bank, upon giving notice of such termination to the Executive at least fifteen (15) days prior to the date upon which such termination shall take effect. As used in this Agreement, "Cause" means any of the following events:

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(i) The Executive is convicted of or enters a plea of guilty or nolo contendere to a felony, a crime of falsehood, or a crime involving fraud or moral turpitude, or the actual incarceration of the Executive for a period of five (5) consecutive days;

(ii) The Executive willfully fails to follow the lawful instructions of the Board of Directors of the Bank after the Executive's receipt of written notice of such instructions, other than a failure resulting from the Executive's incapacity because of physical or mental illness; or

(iii) Any government regulatory agency formally recommends or orders, in either case in writing, that the Bank terminate the employment of the Executive or relieve him of his duties.

If the Executive's employment is terminated under the provisions of this Section 3(a), then all rights of the Executive under Section 4 hereof shall cease as of the effective date of such termination.

                           (b) The Executive's employment under this Agreement
may be terminated at any time during the Employment Period without "Cause" (as defined in Section 3(a) hereof), by action of the Board of Directors of the Bank, upon giving notice of such termination to the Executive at least thirty
(30) days prior to the date upon which such termination shall take effect. If the Executive's employment is terminated under the provisions of this Section 3(b), then the Executive shall be entitled to receive the compensation and benefits set forth in Section 6 or Section 7 hereof, whichever shall be applicable. To the extent the Executive becomes entitled to and receives the payment and benefits set forth in Section 6 or 7, such payments and benefits shall constitute liquidated damages for any possible breach of this Agreement by the Bank and shall represent the maximum extent of liability therefore that the Executive can claim against the Bank or any of its affiliates or Directors.

                           (c) If the Executive dies, the Executive's employment
under this Agreement shall be deemed terminated as of the date of the Executive's death, and all rights of the Executive under Section 4 hereof shall cease as of the date of such termination and any benefits payable to the Executive shall be determined in accordance with the retirement and insurance programs of the Bank then in effect.

                           (d) If the Executive is incapacitated by accident,
sickness, or otherwise so as to render the Executive mentally or physically incapable of performing the services required of the Executive under Section 2 of this Agreement for a continuous period of five (5) months, then, upon the expiration of such period or at any time thereafter, by action of the Board of Directors of the Bank, the Executive's employment under this Agreement may be terminated immediately upon giving the Executive notice to that effect. If the Executive's employment is terminated under the provisions of this Section 3(d), then all rights of the Executive under Section 4 hereof shall cease as of the last business day of the week in which such termination occurs and any benefits payable to the Executive shall be determined in accordance with the retirement and insurance programs of the Bank then in effect.

                           (e) The Executive may resign for "Good Reason" (as
herein defined). As used in this Agreement, "Good Reason" means any of the following:
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(i)    Any reduction in title, change in reporting structure or significant reduction in the Executive's responsibilities, authority or status, including such responsibilities and authority as the same may be increased at any time during the term of this Agreement, or the assignment to the Executive of duties inconsistent with the Executive's status as Chairman and Chief Executive Officer of the Bank;

(ii) Any reassignment of the Executive which necessitates or requires the Executive to move his principal residence;

(iii) Any removal of the Executive from office or any material adverse change in the terms and conditions of the Executive's emploYment, except for either a termination of the Executive's employment under the provisions of Section 3(a) hereof;

(iv) Any reduction in the Executive's annual base salary as in effect on the date hereof or as the same may be increased from time to time;

(v) Following a Change in Control, any failure of the Bank to provide the Executive with benefits at least as favorable as those enjoyed by the Executive under any of the retirement, life insurance, medical, health and accident, disability or other employee plans of the Bank in which the Executive participated at the time of the Change in Control, or the taking of any action that would materially reduce any of such benefits in effect at the time of the Change in Control unless such reduction is part of a reduction applicable to all employees;

(vi) Any failure of the Bank to provide the Executive with benefits at least as favorable as those received by any comparable executive employees of the Bank the Executive under any of the retirement, life insurance, medical, health and accident, disability or other employee benefit plans or policies of the Bank, unless such reduction is part of a reduction applicable to all comparable executive employees.

(vii) Any material failure to obtain a satisfactory agreement from any successor to assume and agree to perform this Agreement, as contemplated in
Section 14 hereof;

(viii) Any breach of a material provision of this Agreement on the part of the Bank


At the option of the Executive, exercisable by the Executive within 45 days after the occurrence of the event constituting "Good Reason" (provided that the Bank has not cured such action constituting "Good Reason" during the 30 days), the Executive may resign from employment under this Agreement by a notice in writing (the "Notice of Termination") delivered to the Bank (or its successor), and the provisions of either Section 6 or Section 7 hereof shall thereupon apply. Section 6 shall apply where "Good Reason" resulted from or occurred contemporaneous with a Change in Control as defined by Section 5 hereof. Section 7 shall apply in all other instances where "Good Reason" exists. Should Executive resign for any reason other than those specified in Sections (e )(i) thru (viii), it shall be considered a voluntary resignation and all rights of Executive under Section 4. shall cease as of the date of such voluntary resignation.

                  4. Employment Period Compensation.

                           (a) Salary. For services performed by the Executive
under this Agreement, the Bank shall pay (or cause to be paid to) the Executive a salary, during the Employment Period, at no less than the following rate:

                  From June 20, 2007 to March 1, 2008 - $262,500.00

                  with adjustments thereafter as determined by the Board of Directors of the Bank.

In addition to the foregoing, Executive shall receive a signing bonus equal to Thirty Thousand Dollars ($30,000.00), vested immediately, but payable during the year 2008 as follows:

Fifteen Thousand Dollars ($15,000.00) on or before April 15, 2008; and

Fifteen Thousand Dollars ($15,000.00) payable on or before September 15,2008.

                           (b) Bonus. Executive shall be eligible to
participate in any bonus plan implemented by the Bank (commencing at such time as the Board of Directors - in its sole and absolute discretion - decides to implement such a plan) for executive employees, on terms no less favorable than that applicable to any comparable executive employees of the Bank. Notwithstanding the foregoing, in lieu of Executive' s participation in any bonus plan established for any other comparable executive employees, the Bank may establish a bonus plan specific to Executive, which shall be at least as favorable to Executive as any plan applicable to any or all comparable executive employees.

                           (c) Other Benefits. The Bank will provide the
Executive, during the Employment Period, with insurance, vacation, retirement, and other fringe benefits, which benefits are, in the aggregate, not less favorable than those received by any comparable executive employees of the Bank.

                           (d) Stock-Based Compensation.

(i) At the first Board of Directors meeting following the annual shareholders meeting in 2008, the Executive shall receive a non-qualified stock option award of 45,000 shares of Bank common stock, 30,000 shares of which shall vest at the time of such award, with the remaining 15,000 options vesting on March 2, 2009.

In addition, upon a "Change in Control" as defined in Section 5(b) hereof, a termination for Good Reason, a termination without cause, the Executive's death, or the Executive's termination based on a disability under Section 3(d), all the options not previously vested shall immediately vest upon such occurrence.

(ii) The options discussed in this paragraph are intended to be issued pursuant to a plan to be adopted for executive officers of the Bank and shall be subject to such shareholder approval and other approval the Bank deems necessary or appropriate under its corporate governance procedures or applicable law.

(iii) Should the Bank fail to adopt the Plan as anticipated, the Bank and Executive shall use their reasonable best efforts to provide Executive with appropriate additional employee benefits that are substantially the economic equivalent thereof.

                           (e) Other Matters.

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(i)  The Executive shall be entitled to the use of an automobile and/or automobile allowances consistent with his title and responsibilities, as determined in the reasonable discretion of the Board of Directors of the Bank.

(ii) The Executive shall be paid or reimbursed for country club dues and business-related expenses in accordance with policies and procedures adopted by the Board of Directors.

(iii) Within thirty (30) days of the presentation to Bank of a copy of an invoice for services rendered in connection with his counsel's review and negotiation of this Agreement, the Bank will reimburse the Executive for the legal fees actually incurred by him, but not in excess of $5000.

                  5. Change in Control

                  (a) As used in this Agreement, "Change in Control" means a change of control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as enacted and in force on the date hereof, whether or not the Bank is then subject to such reporting requirement; provided, however, that, without limitation, such a Change in Control shall be deemed to have occurred if:

(i) Any "person" (including a group acting in concert, as the term "person" is defined in Section 13 (d) of the Exchange Act, as enacted and in force on the date hereof) becomes the beneficial owner" (as that term is defined in Rule 13d-3, as enacted and in force on the date hereof, under the Exchange Act) of securities of the Bank representing 25% or more of the combined voting power of the Bank's securities then outstanding;

(ii) There occurs a merger, consolidation or other business combination or reorganization to which the Bank is a party, whether or not approved in advance by the Board of Directors of the Bank in which (A) the members of the Board of Directors of the Bank immediately preceding the consummation of such transaction do not constitute a majority of the members of the Board of Directors of the resulting corporation and of any parent corporation thereof immediately after the consummation of such transaction, and (B) the shareholders of the acquired corporation immediately before such transaction do not hold 51 % or more of the voting power of securities of the resulting corporation;

(iii) There occurs a sale, exchange, transfer, or other disposition of substantially all of the assets of the Bank to another entity, whether or not approved in advance by the Board of Directors of the Bank;

(iv) A plan of liquidation or dissolution, other than pursuant to bankruptcy or insolvency, is adopted; or

(v) During a period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Bank cease to constitute a majority of such Board (unless the election or nomination of each new director was approved by a vote of at least 51 % of directors who were directors at the beginning of such period).

                  6. Rights in Event of Termination of Employment After Change in Control. In the event that Executive resigns from employment for Good Reason following a Change in Control, by delivery of a Notice of Termination to the Bank, or Executive's employment is terminated by the Bank without Cause after a Change in Control, Executive shall be absolutely entitled to receive the amounts and benefits set forth in this section.

                  (a) For a period of two (2) years from the date of termination of employment, Executive shall be paid his Current Compensation at Termination.

(i) For purposes of this section, the term "Current Compensation at Termination" means the sum of (A) the greatest of the Executive's base salary as of the date of termination of employment (or prior to any reduction thereof resulting in Good Reason for resignation) and for any of the three (3) immediately preceding calendar years, and (B) a dollar amount equal to the highest of the awards Executive received as bonuses in any of the three (3) calendar years preceding the year in which the termination of employment occurs, or preceding and including the year of termination of a bonus was previously paid in said year.

(ii) Amounts required to be paid to Executive under Section 6(a) shall be paid in equal monthly installments, beginning on the later of thirty (30) days following the date of termination of employment or the receipt by the Bank of the approval of payment of such amounts by any applicable regulatory agency to the extent such approval is required at that time.

                  (b) For a period of two (2) years from the date of termination of employment, Executive shall receive a continuation of all life, disability, medical insurance and other normal welfare benefits in effect with respect to Executive during the two (2) calendar years prior to his termination of employment, or, if the Bank cannot provide such benefits because Executive is no longer an employee, a dollar amount which after any applicable taxes is equal to the cost to Executive of obtaining such benefits (or substantially similar benefits).

                  (c) In the event that the amounts and benefits payable under this Agreement, when added to other amounts and benefits which may become payable to the Executive by the Bank and any affiliated company, are such that he becomes subject to the excise tax provisions of Section 4999 of the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder (the "Code"), the Bank shall pay him such additional amount or amounts as will result in his retention (after the payment of all federal, state and local excise, employment and income taxes on such payments and the value of such benefits) of a net amount equal to the net amount he would have retained had the initially calculated payment and benefits not been subject to such excise taxes under Code
Section 4999. For purposes of the preceding sentence, the Executive shall be deemed to be subject to the highest marginal federal, relevant state and relevant local tax rates. All calculations required to be made under this subsection shall be made by the Bank's independent public accountants, subject to the right of Executive's representative to review the same. All such amounts required to be paid shall be paid at the time any withholding may be required under applicable law, and any additional amounts to which the Executive may be entitled shall be paid or reimbursed no later than fifteen (15) days following confirmation of such amount by the Bank's accountants. In the event any amounts paid hereunder are subsequently determined to be in error because estimates were required or otherwise, the parties agree to reimburse each other to correct such error, as appropriate, and to pay interest thereon at the applicable federal rate (as determined under Code Section 1274 for the period of time such erroneous amount remained outstanding and unreimbursed). The parties recognize that the actual implementation of the provisions of this subsection are complex and agree to deal with each other in good faith to resolve any questions or disagreements arising hereunder.

                  (d) Notwithstanding any other provision of this Section, no cash payments shall be made to Executive pursuant to this Section unless and until he has experienced a "separation from service" with the Bank and its affiliates, within the meaning of Code Section 409A. In addition, if the Executive is a "specified employee," within the meaning of Code Section 409A, such cash payments shall be suspended for a period of six months from the date of such separation from service. Any cash payments so suspended shall be made in a single lump sum as soon as practicable following the expiration of such six-month period.

                  7. Rights in Event of Termination of Employment Without Cause or Executive's Resignation for Good Reason, in Absence of Change in Control. In the event that Executive's employment is terminated by the Bank without Cause and no Change in Control shall have occurred at the date of such tennination, or Executive's Resignation for Good Reason, Executive shall be entitled to receive the amounts and benefits set forth in this section.

                           (a) For a period of the greater of eighteen (18)
months from the date of termination of employment or the remaining tenn of this Agreement, Executive shall be paid his Current Compensation.

(i) For purposes of this section, the term "Current Compensation at Termination" means the sum of (A) Executive's base salary as of the date of termination of employment (or prior to any reduction thereof preceding termination of employment), and (B) a dollar amount equal to the average of the awards Executive received as bonuses for each of the three (3) calendar years preceding the year in which the termination of employment occurs, or preceding and including the year of termination of a bonus was previously paid in said year .

(ii) Amounts required to be paid to Executive under Section 7(a) shall be paid in equal monthly installments, beginning on the later of thirty (30) days following the date of termination of employment or the receipt by the Bank of the approval of payment of such amounts by any applicable regulatory agency to the extent such approval is required at that time.

                           (b) For a period of the greater of eighteen (18)
months from the date of termination of employment or the remaining term of this Agreement, Executive shall receive a continuation of all life, disability, medical insurance and other normal welfare benefits in effect with respect to Executive during the two (2) calendar years prior to his termination of employment, or, if the Bank cannot provide such benefits because Executive is no longer an employee, a dollar amount which after any applicable taxes is equal to the cost after-tax to Executive of obtaining such benefits (or substantially similar benefits).

                           (c) Executive shall not be required to mitigate the
amount of any payment provided for in this section by seeking employment or otherwise.

                           (d) Notwithstanding any other provision of this
Section, no cash payments shall be made to Executive pursuant to this Section unless and until he has experienced a "separation from service" with the Bank and its affiliates, within the meaning of Code Section 409A. In addition, if the Executive is a "specified employee," within the meaning of Code Section 409A, such cash payments shall be suspended for a period of six months from the date of such separation from service. Any cash payments so suspended shall be made in a single lump sum as soon as practicable following the expiration of such six-month period.

                  8. Covenant Not to Compete: Non-Solicitation of Customers and Employees. If Executive voluntarily resigns his employment without "Good Reason" hereunder during the term of this Agreement, Executive agrees that, for a period of twelve (12) months following the date of the termination of his employment, Executive shall not work directly or indirectly for or on behalf of another bank that offers products or services similar or equivalent to those offered by the Bank in the geographic area in which the Bank or its affiliate are conducting such business at the date of termination of Executive's employment. Nor during such period shall Executive solicit customers or employees of the Bank or any of its affiliates to cease doing business, in whole or in part, or cease employment with the Bank, or any of its affiliates.

                  9. Arbitration. The Bank and the Executive recognize that in the event a dispute should arise between them concerning the interpretation or implementation of this Agreement, lengthy and expensive litigation will not afford a practical resolution of the issues within a reasonable period of time. Consequently, each party agrees that all disputes, disagreements and questions of interpretation concerning this Agreement are to be submitted for resolution to the American Arbitration Association (the "Association") in Philadelphia, Pennsylvania the Bank, or the Executive may initiate an arbitration proceeding at any time by giving notice to the others in accordance with the rules of the Association. The Association shall designate a single arbitrator to conduct the proceeding, but the Bank or the Executive may, as a matter of right, require the substitution of a different arbitrator chosen by the Association. Each such right of substitution may be exercised only once. The arbitrator shall not be bound by the rules of evidence and procedure of the courts of the State of New Jersey but shall be bound by the substantive law applicable to this Agreement. The decision of the arbitrator, absent fraud, duress, incompetence or gross and obvious error of fact, shall be final and binding upon the parties and shall be enforceable in courts of proper jurisdiction. Following written notice of a request for arbitration, the Bank, and the Executive, shall be entitled to an injunction restraining all further proceedings in any pending or subsequently filed litigation concerning this Agreement, except as otherwise provided herein. The Bank will pay the costs of arbitration, incl uding filing fees and arbitrator expenses.

                  10. Notices. Any notice required or pennitted to be given under this Agreement shall be deemed properly given if in writing and if mailed by registered or certified mail, postage prepaid with return receipt requested, to the residence of the Executive, in the case of notices to the Executive, and to the principal office of the Bank, in the case of notices to the Bank.

                  11. Waiver. No provision of this Agreement may be modified, waived, or discharged unless such waiver, modification, or discharge is agreed to in writing and signed by the Executive and an executive officer of the Bank specifically designated by the Board of Directors of the Bank. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

                  12. Assignment. This Agreement shall not be assignable by either party hereto, except by the Bank to any successor in interest to the business of the Bank.

                  13. Entire Agreement. This Agreement contains the entire agreement of the parties relating to the subject matter of this Agreement and supersedes any prior agreement of the parties.

                  14. Successors, Binding Agreement.

                           (a) The Bank will require any successor (whether
direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or assets of the Bank to expressly assign and agree to perform this Agreement in the same manner and to the same extent that the Bank would be required to perform it if no such succession had taken place. Failure by the Bank to obtain such assumption and agreement prior to the effectiveness of any such succession shall constitute a breach of this Agreement and the provisions of Section 6 hereof shall apply. As used in this Agreement, "the Bank" shall mean the Bank as hereinbefore defined and any successor to the respective business and/or assets of the Bank as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

                           (b) This Agreement shall inure to the benefit of and
be enforceable by the Executive's personal or legal representatives, executors, administrators, heirs, distributees, devisees, and legatees. If the Executive should die while any amount is payable to the Executive under this Agreement if the Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee, or, if there is no such designee, to the Executive's estate.

                  15. Termination. Any termination of the Executive's employment under this Agreement or of this Agreement shall not affect the provisions of Sections 6, 7 or 8 hereof which shall survive any such termination and remain in full force and effect in accordance with their respective terms.

                  16. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

                  17. Applicable Law. This Agreement shall be governed by and construed in accordance with the domestic laws (but not the law of conflict of laws) of the State of New Jersey.

                  18. Headings. The headings of the Sections of this Agreement are for convenience only and shall not control or affect the meaning or construction or limit the scope or intent of any of the provisions of this Agreement.

                  19. Effective Date: Termination of Prior Agreement. This Agreement shall become effective immediately, upon the execution and delivery of this Agreement by the parties hereto. Upon the execution and delivery of this Agreement by the parties hereto, any prior agreement relating to the subject matter hereof shall be automatically terminated and be of no further force or effect.

                  20. Cooperation Covenant. Both during and after the Employment Period, the Executive shall cooperate fully with the Bank and with any legal counsel, expert or consultant it may retain to assist it in connection with any judicial proceeding, arbitration, administrative proceeding, governmental investigation or inquiry or internal audit in which the Bank or any affiliate thereof, including the Bank, may be or become involved, including full disclosure of all relevant information and truthfully testifying on the Bank's behalf (or, at the request of the Bank, on behalf of such affiliate of the Bank, including the Bank) in connection with any such proceeding or investigation.

                  21. Tax Withholding. All payments made and benefits provided hereunder shall be subject to required tax withholding. In the case of a noncash benefit, the Bank may require the Executive, as a condition of the receipt of such benefit, to deposit sufficient funds with the Bank to discharge any required withholding obligation.